   As filed with the Securities and Exchange Commission on September 2, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ----------------------
                       VITESSE SEMICONDUCTOR CORPORATION
            (Exact name of Registrant as specified in its charter)
                            ----------------------

          Delaware                                          77-0138960
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                                741 Calle Plano
                         Camarillo, California  93012
                                (805) 388-3700
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ----------------------
          XAQTI CORPORATION 1996 STOCK PLAN, AS AMENDED NOVEMBER 1998
                           (Full title of the Plan)

                            ----------------------

                               Eugene F. Hovanec
                            Chief Financial Officer
                       Vitesse Semiconductor Corporation
                                741 Calle Plano
                         Camarillo, California  93012
                                (805)  388-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------
                                  Copies to:
                            FRANCIS S. CURRIE, ESQ.
                          MARTIN A. WELLINGTON, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                         Palo Alto, California  94304
                                (650) 493-9300
                             ----------------------



================================================================================

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                        Proposed         Proposed
                                                        Maximum          Maximum
         Title of Each Class              Amount        Offering        Aggregate        Amount of
          of Securities to                 to be         Price           Offering       Registration
            be Registered               Registered     Per Share          Price             Fee
--------------------------------------------------------------------------------------------------------
XaQti Corporation 1996 Stock Plan,
as amended November 1998
    Common Stock, $0.01 par value       134,029 (1)    $6.3513 (2)    $851,258.39 (2)     $240.00
--------------------------------------------------------------------------------------------------------
TOTAL                                   134,029                                           $240.00
========================================================================================================


(1) All options outstanding under the XaQti Corporation 1996 Stock Plan, as amended November 1998 (the "XaQti Options") are exercisable for the Registrant's Common Stock. The XaQti Options were assumed by the Registrant pursuant to the Registrant's acquisition of XaQti Corporation by way of merger, effective July 16, 1999. The exercise price per share is determined by dividing the exercise price for XaQti Options by the conversion ratio of 0.04381, which was used in the merger.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computated based on the weighted average exercise price.



================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, filed pursuant to
Section 13 of the Exchange Act.

     (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 23, 1996 (File No. 333-14695), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to this registrations statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Registrant and its shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances; and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. In addition, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

     The Registrant has entered into separate indemnification agreements with each of its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

      Not applicable.


Item 8.  Exhibits.
         --------

          Exhibit
          Number
          ------
           4.1      XaQti Corporation 1996 Stock Plan as amended in November
                    1998 and the form of agreements thereunder filed herewith.

           5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (Counsel to the Registrant), as to the legality of securities being registered filed herewith.

          23.1      Consent of KPMG LLP filed herewith

          23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1)

          24.1      Power of Attorney (see Page II-4)


Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Camarillo, State of California on September 2, 1999.

                                           VITESSE SEMICONDUCTOR
                                           CORPORATION

                                      By:   /s/ Eugene F. Hovanec
                                           ---------------------------------
                                           Eugene F. Hovanec
                                           Vice President, Finance and Chief
                                           Financial Officer


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis R. Tomasetta and Eugene F. Hovanec, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                            TITLE                                  DATE
-----------------------------------------------            ----------------------------------           ---------------
/s/ Louis R. Tomasetta                                     President, Chief Executive                   September 2, 1999
-----------------------------------------------            Officer, and Director (principal
Louis R. Tomasetta                                         executive officer)

/s/ Eugene F. Hovanec                                      Vice President, Finance and Chief            September 2, 1999
-----------------------------------------------            Financial Officer (principal
Eugene F. Hovanec                                          financial and accounting officer

/s/ James A. Cole                                          Director                                     September 2, 1999
-----------------------------------------------
James A. Cole

/s/ Pierre R. Lamond                                       Chairman of the Board of Directors           September 2, 1999
-----------------------------------------------
Pierre R. Lamond

/s/ John C. Lewis                                          Director                                     September 2, 1999
-----------------------------------------------
John C. Lewis

/s/ Alex Daly                                              Director                                     September 2, 1999
-----------------------------------------------
Alex Daly

                       VITESSE SEMICONDUCTOR CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                               INDEX TO EXHIBITS


     Exhibit
     Number                       Description
     ------         ----------------------------------------
       4.1          XaQti Corporation 1996 Stock Plan as amended in November
                    1998 and the form of agreements thereunder, filed herewith.

       5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (Counsel to the Registrant), as to the legality of securities being registered filed herewith.

      23.1          Consent KPMG LLP filed herewith.

      23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1).

      24.1          Power of Attorney (see Page II-4).